                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-22735, No. 333-48565, No. 333-50779, and No.
333-34778) of HNC Software Inc. of our report dated November 7, 2000 relating to the financial statements of Systems/Link Corporation, which appears in the
Current Report on Form 8-K/A of HNC Software Inc. dated November 21, 2000.   We
also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No. 333-42819, No.
333-46875, No. 333-50623, No. 333-62195, No. 333-71923, No. 333-80965, No.
333-87953, No. 333-89165, No. 333-33952, No. 333-40344, No. 333-41388, and No.
333-45442) of HNC Software Inc. of our report dated November 7, 2000 relating to the financial statements of Systems/Link Corporation, which appears in the Current Report on Form 8-K/A of HNC Software Inc. dated November 21, 2000.


/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
November 21, 2000